Exhibit 10.1(b)
FIRST AMENDMENT TO
PURCHASE AND SALE AGREEMENT
     THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is made and entered into as of the 13th day of July, 2006 (the “Amendment Date”), by and between MAPCO EXPRESS, INC., a Delaware corporation (“Buyer”), FAST PETROLEUM, INC., WORTH L. THOMPSON, JR., JOHN E. THOMPSON, THOMPSON MANAGEMENT, INC., THOMPSON ACQUISITIONS, INC., THOMPSON INVESTMENT PROPERTIES, INC., WJET, INC., FAST FINANCIAL SERVICES, INC. AND TOP TIER ASSETS, LLC (collectively, “Seller”).
WITNESSETH:
     WHEREAS, Buyer and Seller entered into that certain Purchase and Sale Agreement dated June 14, 2006 (the “Purchase Agreement”), pursuant to which Seller agreed to sell Buyer three (43) convenience stores in Georgia and Tennessee; and
     WHEREAS, Seller and Buyer have agreed to amend the Purchase Agreement, as provided herein.
     NOW, THEREFORE, for $10.00 paid Seller by Buyer and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller agree as follows:
     1. Defined Terms. All capitalized terms not expressly defined herein shall have the meaning ascribed to them in the Purchase Agreement.
     2. Earnest Money. The Purchase Agreement is hereby amended by deleting the third (3rd) sentence of Section 2.2 in its entirety and inserting the following in lieu thereof: “The Earnest Money shall be refunded to Buyer only to the extent provided in the Escrow Agreement or in this Agreement.”
     3. Inventory Estimates. In accordance with Section 3.2.1 of the Purchase Agreement, Seller has submitted its estimate of the Fuel Inventory, the Merchandise Inventory and the Food Supplies to Buyer. The parties have agreed to modify the amounts set forth in Sections 3.2.2, 3.2.3 and 3.2.4 of the Purchase Agreement based on such estimates as follows: (i) the Fuel Inventory Estimate is hereby increased to One Million Five Hundred Fifty Nine Thousand Five Hundred Fifty Six and No/100 US Dollars (US $1,559,556.00); (ii) the Merchandise Inventory Estimate is hereby decreased to One Million Five Hundred Fourteen Thousand Eight Hundred Sixty Four and No/100 US Dollars (US$1,514,864.00); and (iii) the Food Supplies Estimate is hereby decreased to Ninety Thousand Three Hundred Sixteen and No/100 US Dollars (US$90,316.00).
4. Seller’s Representations & Warranties.
(a) Annex #1 is hereby amended to add the following definition:
“Fast Financial Statements” means the audited financial statements of Fast Petroleum, Inc. for its years 2003, 2004 and 2005, ending June 30, and the unaudited financial statements of Fast Petroleum, Inc. for its fiscal YTD 2006, which are not included herein or in the Schedules.

          (b) Subparagraph (ii) of Section 5.1.(g) is hereby deleted in its entirety and the following is substituted in its place and stead:
     “(ii) the Fast Financial Statements contain the information for the Convenience Stores presented in Schedule 5 (it being acknowledged, however, that the results of the business operations of Convenience Stores #164, #165, #195 and #220 are not included on Schedule 5).”
          (c) The Purchase Agreement is hereby amended by inserting the following as subsection 5.1(bb):
     “Sales Tax. The following entities have not been required to collect and remit sales tax, file sales tax returns, withhold tax from compensation paid to employees or independent contractors or file withholding tax returns in any jurisdiction for any period ending on or prior to the Closing Date: (i) Thompson Management, Inc., (ii) Thompson-Sims Properties, (iii) Thompson Acquisitions, Inc., (iv) Thompson Investment Properties, Inc., (v) J&T Realty, (vi) WJET, Inc., (vii) Fast Financial Services, Inc., and (viii) Top Tier Assets, LLC.”
          5. Post Closing Incentive Reconciliation. The Purchase Agreement is hereby amended by inserting the following as Section 7.11 of the Purchase Agreement:
     “Post Closing Incentive Reconciliation. In the event that Buyer receives incentive payments from BP Products North America, Inc., ConocoPhillips Company, ExxonMobil Oil Corporation or Motiva Enterprises LLC for the sale of gasoline or other refined products sold by Fast Petroleum, Inc. at the Convenience Stores prior to Closing, then Buyer shall remit the same to Fast Petroleum, Inc. within thirty (30) days after the receipt of satisfactory written evidence from Seller that such payments were made for sales at the Convenience Stores prior to Closing.”
     6. Carve Out Stores. Buyer has not yet received the Required Consents, Estoppels & Waivers for Convenience Stores #201, #216 and #217 from McDonald’s Corporation. Accordingly, Convenience Stores #201, #216 and #217 are Carve Out Stores, and Buyer and Seller have made the adjustments provided for under Section 6.3 of the Purchase Agreement with respect thereto, including, without limitation, (i) a reduction of the Purchase Price by Four Million One Hundred Twenty Thousand Nine Hundred Sixty Six and No/100 US Dollars (US$4,120,966.00), as provided in Section 6.3(b), and (ii) necessary adjustments to the closing documents to be delivered pursuant to Section 6.2.2. The Closing of the sale of the Carve Out Stores shall take place with respect to such Carve Out Store on the date that is ten (10) Business days after the Required Consents, Estoppels & Waivers related to the same are received by Buyer or Buyer waives the requirement that it receive such Required Consents, Estoppels & Waivers.
     7. Required Repairs. Buyer has discovered additional damage to the Properties that must be repaired, in a manner reasonably satisfactory to Buyer. Accordingly, Schedule 2 of the Purchase Agreement is hereby deleted in its entirety and Schedule 2 of this Agreement is substituted in its place and stead. Seller agrees to complete all repairs described on Schedule 2 within thirty (30) days after the Amendment Date.
     8. Store Addresses. Seller has determined that the physical address provided in the Purchase Agreement for Convenience Store #168 was incorrect. Accordingly, the address set forth on

Schedule 19 and Schedule 25 of the Purchase Agreement for Convenience Store #168 is deleted in its entirety and “326 West Line Street, Calhoun, GA” is substituted in its place and stead.
     9. Leases. The Lease Agreement between Fast Petroleum, Inc. and ET, LLC has been amended by that certain Second Amendment to Lease Agreement. Accordingly, the Purchase Agreement is hereby amended by inserting the following at the end of item 10 of Schedule 25 of the Purchase Agreement: “, as amended by that certain Second Amendment to Lease Agreement, dated June 30, 2006.”
     10. Permits. Seller has provided Buyer with additional Permits for the Properties, which were missing on the Execution Date. Accordingly, Schedule 27 of the Purchase Agreement is deleted in its entirety and Schedule 27 of this Agreement is substituted in its place and stead.
     11. Property Descriptions. Buyer and Seller agree that Schedule 28 of this Agreement is hereby attached to the Purchase Agreement as Schedule 28.
     12. Vehicles. The vehicle identified as the 1998 Ford Taurus, Vin # 1FAFP52S3WA233719 is hereby deleted from Schedule 34 to the Purchase Agreement.
     13. Modification of Schedules. Buyer and Seller have agreed to certain modifications and supplements to the documents described in Section 6.2.2 of the Purchase Agreement (collectively, the “Closing Documents”), which modifications and supplements are reflected in the versions of the Closing Documents and the other agreements executed by Buyer and/or Seller at Closing. The Purchase Agreement is modified to incorporate the changes to the Closing Documents contained in the versions of the Closing Documents executed by Seller and/or Buyer in connection with the Closing.
     14. Update of Financial Schedule. Within ten (10) Business Days after the Amendment Date, Seller shall furnish Buyer with a revised version of Schedule 5 of the Purchase Agreement (the “Updated Financial Statement”) which sets forth that actual financial results from the business operations of all of the Convenience Stores during calendar year 2003, calendar year 2004, calendar year 2005, and January 1, 2006 through the Effective Time, including, but not limited, the actual results of the business operations of Convenience Stores #164, #165, #195 and #220. The Update Financial Statement shall be certified by Seller as true, accurate and complete in all material respects.
     15. Ratification. Except as specifically set forth herein, all other terms, covenants, conditions, representations and warranties set forth in the Purchase Agreement shall remain in full force and effect and are hereby ratified and affirmed.
     16. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original hereof. Each of Seller and Purchaser agrees that its signature page may be detached from any one such counterpart and attached to an identical counterpart so that there may be one counterpart with the signatures of both Seller and Purchaser. Facsimile signatures shall have the same force and effect as original signatures.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and date first above written.

BUYER:

MAPCO Express, Inc.

By:	/s/ Tony McLarty

Title:	V. P. Human Resources

By:	/s/ Uzi Yemin

Title:	President & CEO

SELLER:

Fast	Petroleum, Inc.

By:	/s/ Worth L. Thompson

Title:	President

Worth L. Thompson, Jr.

Worth L. Thompson, Jr.

John E. Thompson

John E. Thompson

Thompson Management, Inc.

By:	/s/ Worth L. Thompson

Title:	President

Thompson Acquisitions, Inc.

By:	/s/ Worth L. Thompson

Title:	President

Thompson Investment Properties, Inc.

By:	/s/ Worth L. Thompson

Title:	President

WJET, Inc.

By:	/s/ John E. Thompson

Title:	President
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Fast Financial Services, Inc.

By:	/s/ Worth L. Thompson

Title:	President

Top Tier Assets, LLC

By:	/s/ Worth L. Thompson

Title:	Manager-Sole Member